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EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY

     In the following list of subsidiaries of the company, those companies which are indented represent subsidiaries of the corporation under which they are indented. Except as otherwise indicated, 100% of the voting stock of each of the subsidiaries listed below is owned of record or beneficially by its indicated parent.

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
                                                       STATE OR OTHER
                                                       JURISDICTION OF
NAME                                                   INCORPORATION
----                                                   -------------
PHOENIX DUFF & PHELPS CORPORATION                      Delaware

   Duff & Phelps Investment Management Co.             Illinois

      DPIM, Inc.                                       Illinois

   DPCM Holdings, Co.                                  Illinois

   DP Holdings Ltd.                                    New Brunswick

   Beutel, Goodman & Company Ltd. -49%                 Canada

   Windy City Investments Co.                          Delaware

   CBO Investments Co.                                 Delaware

   Phoenix Equity Planning Corporation                 Connecticut

      Phoenix Investment Counsel, Inc.                 Massachusetts

   National Securities & Research Corporation          New York
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